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Exhibit No. 5
Prestige Captial Corporation
Form 10-K
File No. 33-3583-S



$1,000.00                               11/04/1998

Hood Ventures, Inc. after date, for value received, I/we jointly and severally, promise to pay to SONOS MANAGEMENT
CORPORATION     or order One Thousand and no/100 DOLLARS
with interest payable when due at the rate of 8 percent per annum form 11 04 98 until paid, both before and after judgment. And we hereby agree, that in case this note after maturity, is referred to a attorney, either with or without suit, to pay a reasonable attorney's fee. The holder shall have the right to declare this note due for default in payment of interest.

                         Hood Ventures, Inc

                         By: /s/ G.R. Horton
                              Its Vice President

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